EXHIBIT 10.19

Summary of ZDSE_Liaoning Branch Leasing

Party A: Shenyang Financial Business Development Zone Huixin Micro Finance Co., Ltd.

Zip code: 110013

Address: 59 Beizhan Road, Shenhe District, Shenyang City

Contact number: +86-024-22923745

Party B: Zhongdehui (Shenzhen) Education Development Co., Ltd. Liaoning Branch

Address: 36, Lane 202, Xiaobeiguan Street, Shenhe District, Shenyang City

Contact number: +86 15524276876

Zip code: 110013

In accordance with the relevant laws and regulations, in order to clarify the rights and obligations of both parties, both parties shall sign this joint office space service agreement (hereinafter referred to as “this agreement”) on an equal and voluntary basis. Both parties have paid sufficient attention to all the terms of this agreement and have a detailed understanding of their rights and obligations, especially the commitment to breach of contract, and Party B has sufficient foresight. Both parties believe that this agreement has reflected its true meaning and voluntarily complied with the implementation. The specific terms are as follows:

1. The Service Content

(1) The joint office space (hereinafter referred to as the “area”) is located on 36, Lane 202, Xiaobeiguan Street, Shenhe District, Shenyang City. The area of the leased site is 1200 square meters.

(2) The Leasing area showed in exhibition 1.

(3) The leasing area is handed over and decorated by Party B.

2. Usage

The leased site is limited to office use and business activities

3. Service Term

(1) The service period under this agreement is 5 years, that is, from September 15, 2020 to September 14, 2025. The contract was signed on July 20, 2020. The rent-free period for decoration is 4 months and the rent-free period for the epidemic is 1 month (September 15, 2020 to February 14, 2021)

(2) Lease renewal:

After the contract lease expires, Party B has the priority to renew the lease. However, Party A has the right to adjust the rent according to market changes, and both parties A and B re-enact the rent and lease term and sign a new lease contract.

4. Rent and other fees

(1) Rent: The unit price of the leased house includes tax amount of RMB600/year/square meter (in which the invoiced subject is 800 square meters), and the overall annual rent includes amount of RMB 720,000.00.

(2) Payment method:

(a) Rent Deposit Payment:

Party B shall pay Party A RMB 50,000 as a deposit within 3 days from the date of signing this contract, and Party A shall issue relevant receipts for the deposit. After the contractual lease term expires, Party A will refund Party B’s deposit within five working days after the lease term expires; if the contract has not expired, Party B shall apply to Party A in writing to cancel the lease one month in advance, and Party A shall From the day when Party B submits the application, the deposit will be returned to Party B within five working days.

(b) Payment of Rent:

The first rent payment is RMB 180,000.00, which is the three-month rent for the lease term from February 15, 2021 to May 14, 2021. The first rent should be paid within 3 days of signing the contract on July 20, 2020; The second payment of rent is RMB 60000.00 before June 20, 2021, which is the entire month from May 15, 2021 to June 14, 2021, and the rent will be paid before the 20th of each month in this form. If the rent is payable for one month and the rent has not been paid, Party A may notify Party B in writing and have the right to unilaterally terminate or terminate this contract. Party B shall not raise any objections, and Party A shall take back the leased site free of charge.

(c) Party B shall pay for all the water, electricity, property, elevators, etc. that should be paid for the use of the leased house by Party B.

(d) Party B can check in only after paying the deposit and the first rent.

(e) For the property fees, Party B and Shen Yangguanghai Property Management Co., Ltd. shall sign a property contract and pay property fees separately, and Party A shall cooperate with Party B to handle relevant procedures.

Please remit the rent and deposit to the designated account:

Account name: Shenyang Financial Business Development Zone Huixin Micro Finance Co., Ltd.

Bank name: Bank of East Asia

Account number: 139210025248400

5. Decoration and fire protection acceptance

(1) Party B is responsible for decoration

(2) After the decoration is completed, Party B shall apply to the fire department for acceptance. Party A has the responsibility and obligation to cooperate and provide relevant legal procedures that Party A needs to provide to the fire department.

(3) Party B has the right to decorate the rented house, but the decoration plan should be approved by Party A in advance. Party A shall reply within 2 days after receiving Party B’s decoration plan. Failure to reply within the time limit shall be deemed to have agreed to Party B’s decoration plan. If Party B needs to obtain approval from relevant departments for decoration and needs assistance from Party A, Party A shall actively cooperate.

6. Party A’s responsibilities and obligations

(1) Leased venue

Party A promises to Party B the following during the lease term:

(a) Is a legally registered Chinese legal person and the legal owner of the leased house, or a legal subletter, and has the right to lease the leased house to the lessee;

(b) The rented houses and buildings have been supplied with water and electricity, and elevators are available for tenants. The structure and quality of the leased house, sewage equipment and fire-fighting equipment meet the legal standards and requirements;

(c) Party A delivers the house on time and guarantees that the leased site is in good condition throughout the contract period (except for damage caused by Party B);

(d) During the contract period, Party A must ensure that Party B uses the leased premises in a normal and undisturbed manner to ensure Party B’s normal and effective operations;

(e) Entrust a property management company to provide management services and assume responsibility for the maintenance of the building to ensure the normal operation of various supplies and services;

(f) Entrust a property management company to be responsible for the management, maintenance, and sanitation of the public areas of the building to ensure the cleanliness of the public areas.

(2) Building Facilities

(a) Party A entrusts the management unit to keep the public places, toilets or other public places of the building in a clean state.

(b) Party A entrusts the management unit to provide management services to inspect, maintain, repair and repair the main cables, mechanical equipment, main drainage pipes, exterior walls, doors and windows, elevators, communication lines, air conditioning equipment and other public facilities of the building’s supporting public facilities to promote The normal operation of various supplies and services.

(c) Party A shall provide air-conditioning services to the leased premises in accordance with the air-conditioning service schedule of the building.

7. Party B’s responsibilities and obligations

(1) Party B pays the house rent in accordance with the time and method specified in this contract.

(2) If Party B defaults to Party A for more than one month, Party A’s Ouquan unilaterally terminates or terminates this contract and recovers the leased site free of charge.

(3) Usage

(a) Party B must use the leased site for the purposes specified in the contract;

(b) When using the leased venue, Party B must abide by the relevant national and local regulations.

(4) Repair and maintenance of leased venues

(a) Party B must keep the leased site in a good, clean and properly repaired state during the lease term (except for reasonable wear and tear).

(b) During the lease term, Party B shall reasonably use and care for the leased venue and auxiliary facilities. If Party B’s improper or unreasonable use causes damage or breakdown of the leased site and its auxiliary facilities, Party B shall be responsible for repairs and compensation for all related expenses. If Party B refuses to repair it, Party A can do the repair on its behalf, and Party B shall bear all costs. If Party A pays the fee in advance, Party B must pay Party A the fee within 14 days after Party A’s notice.

(c) For Party B’s dedicated sanitation and water supply facilities, Party B shall keep the equipment in good and clean condition and comply with the public health or other government regulations.

(5) Party A enters the leased venue

(a) Party B must allow Party A to make an appointment in advance of no less than two working days, and within a reasonable time, Party A must minimize the interference to Party B, and Party B must cooperate as much as possible.

(b) Party B authorizes Party A or its authorized representative to enter the leased venue with prior telephone notice in case of emergency. Party A shall take all reasonable and possible measures to reduce the losses caused by the entry.

(c) Party B authorizes Party A or its authorized representative to enter the leased site for the purpose of security, fire protection and protection of the building within a reasonable time after giving reasonable prior notice (if necessary, you can enter without Party B’s authorization) ), Party A must notify Party B at the time or afterwards.

8. Usage and Maintain

(1) Party B shall reasonably make the leased house and its facilities and equipment damaged or malfunction due to improper or unreasonable use by Party B, Party B shall be responsible for repairing or liable for compensation.

(2) Party A shall ensure that the leased houses and facilities are in a suitable and safe state, and that all windows are in good condition.

(3) Party A shall not be liable for maintenance of equipment or facilities added to the leased area.

(4) If damage or malfunction is caused by Party B’s fault, Party B shall be responsible for timely repair; if it cannot be repaired, compensation shall be made at a discount. The maintenance cost or compensation shall be paid by Party B to Party A or Party A shall directly deduct from Party B’s guarantee deposit, and Party B shall supplement the insufficient part. In addition, Party B shall complete the above-mentioned fee deficiencies within seven days after the completion of Party A’s maintenance, otherwise, Party A has the right to terminate the contract, and Party A has the right to pursue Party B’s liability for breach of contract.

9. Contract modification and termination

(1) In one of the following situations, both parties have the right to terminate the contract:

(a) The house is included in the scope of house demolition according to law

(b) Due to force majeure factors such as earthquakes and fires, this contract cannot be continued.

(2) When Party B has one of the following circumstances, Party A has the right to terminate this contract and reclaim the leased area.

(a) Use the leased venue for illegal activities

(b) When engaged in activities that do not meet the national environmental protection regulations and harm the public interest, such as large vibrations and serious environmental pollution, the situation is not modified after Party A’s notification.

(c) Failure to pay rent as agreed in the contract

(d) Deliberately damage the house or facilities and equipment, and cause damage to the building.

(e) Without the written consent of Party A, transfer, sublet or lend the house without authorization; if Party B intends to sublet, Party A can cooperate with the actual situation.

(3) In one of the following situations, Party B has the right to unilaterally terminate this contract:

(a) Party A has overdue the delivery of the leased venue for more than 20 days

(b) The leased site endangers Party B’s safety or health

(c) Party B cannot operate normally due to Party A’s failure to repair in time or due to damage to house facilities and equipment

(d) Damage to the leased site in whole or in part

(e) Other Party B’s inability to operate normally due to Party A’s factors

(4) After this contract takes effect, Party A must guarantee the normal performance of this contract except for the circumstances that occurred in the first and second paragraphs of Article 9 and the second paragraph of Article 7. When Party A is unable to perform the contract normally, Party A must compensate Party B for decoration costs and other economic losses incurred. If Party B cannot perform the contract, it shall notify Party A in writing 30 days in advance.

(5) When the contract is terminated, the rent and other expenses are calculated based on the actual time used by Party B, and the settlement will be completed within seven days after the contract is terminated.

10. Liability for breach of contract

(1) If Party A is overdue to deliver the leased site, for every day overdue, it shall pay Party B a liquidated damages at the rate of 5% of the monthly rent

(2) If Party B pays rent late, it shall pay Party A a liquidated damages at the rate of 5% of the unpaid rent for every day overdue.

11. Relet

If Party B intends to continue the lease after the lease term expires, it shall notify Party A in writing one month before the lease term expires.

12. Dispute Resolution

Both parties shall negotiate to resolve disputes arising from this contract or the course of the performance of this contract; if the negotiation is unsuccessful, both parties can bring a lawsuit to the people’s court where the leased site is located.

13. Notification and Delivery

According to this contract, the notice issued by either party shall be sent in writing to the address stated on the first page of this contract. The notice can be delivered by hand or delivered by courier. If the notice is handed in, the notice is deemed to be served on the day when it is handed in; in the case of express mail, the notice is deemed to have been served on the third day after it is sent, regardless of whether the notified party rejects it or no one receives it.

14. Supplement

(1) For matters not covered in this contract, both parties will negotiate and sign a written supplementary agreement.

(2) The annex to this contract is an integral part of this contract and has the same legal effect as this contract.

(3) This contract will come into effect on the day when the representatives (person in charge) or authorized representatives of both parties sign and affix the official seal. This contract is in duplicate, with each party holding one copy.

Lessor (Party A): Shenyang Financial Business Development Zone Huixin Micro Finance Co., Ltd.

Date: July 20,2020

Lessee (Party B): Zhongdehui (Shenzhen) Education Development Co., Ltd. Liaoning Branch

Date: July 20,2020